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                                                                   EXHIBIT 99.01

                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                   SUPPLEMENTAL BUSINESS SEGMENT INFORMATION
                             1998 CHANGE FROM 1997


                                           SECOND QUARTER                   FIRST SIX MONTHS
                                             % CHANGE                           % CHANGE
                                         SALES     OPERATING                SALES        OPERATING
                                        REVENUE   EARNINGS(1)              REVENUE      EARNINGS(1)
                                       --------   -----------              -------     ------------
SPECIALTY & PERFORMANCE SEGMENT
  Specialty plastics                         7%       ++                        9%         ++
  Performance chemicals                    (11)%       -                      (10)%         -
  Fine chemicals                             4%        +                       (7)%        --
  Fibers                                   (10)%      --                      (14)%        --
  Coatings, inks & resins                   (7)%       -                       (4)%         0

Total Segment                               (5)%     (13)%                     (6)%       (19)%
                                        ======      ====                     ====       =====
CORE PLASTICS SEGMENT
  Container plastics                         6%       ++                       12%         ++
  Flexible plastics                        (11)%      --                      (11)%        --

  Total Segment                             (1)%    >100%                       3%       >100%
                                        ======      ====                    =====       =====

CHEMICAL INTERMEDIATES SEGMENT
  Industrial intermediates                  (5)%       -                       (1)%        +

  Total Segment                             (5)%      (8)%                     (1)%       10%
                                        ======      ====                     ====      =====
  Total Eastman                             (4)%       4%                      (3)%        2%
                                        ======      ====                     ====      =====


---------------------------------
(1)  0     =    Change of approximately 0 - 2% (+ or -)
     +     =    Increase of approximately 2 - 10%
     ++    =    Increase of greater than 10%
     -     =    Decrease of approximately (2) - (10)%
     --    =    Decrease of greater than (10%)
     Sm    =    Negligible change in dollar amount
     Nm    =    Not meaningful

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